As filed with the Securities and Exchange Commission on February 4, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Auspex Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	95-4862842
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3366 N. Torrey Pines Court, Suite 225

San Diego, California 92037

(858) 558-2400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Pratik Shah, Ph.D.

President and Chief Executive Officer

Auspex Pharmaceuticals, Inc.

3366 N. Torrey Pines Court, Suite 225

San Diego, California 92037

(858) 558-2400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Frederick T. Muto, Esq. Kenneth J. Rollins, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	Peter N. Handrinos, Esq. Cheston J. Larson, Esq. Michael E. Sullivan, Esq. Latham & Watkins LLP 12636 High Bluff Drive, Suite 400 San Diego, California 92130 (858) 523-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-193013)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	$13,800,000	$1,778

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act. Includes the offering price of additional shares that the underwriters have the option to purchase.
(2)	The shares being registered pursuant to this Registration Statement are in addition to the $82,800,000 of shares registered pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-193013).

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, par value $0.0001 per share, of Auspex Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-193013), which was declared effective by the Commission on February 4, 2014, and is being filed solely for the purpose of increasing the aggregate offering price of shares to be offered in the public offering by $13,800,000, including the offering price of shares that may be sold pursuant to the underwriters’ option to purchase additional shares.

The required opinions and consents are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 4th day of February, 2014.

AUSPEX PHARMACEUTICALS, INC.

/s/ Pratik Shah
Pratik Shah, Ph.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pratik Shah Pratik Shah, Ph.D.	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	February 4, 2014

/s/ John Schmid John Schmid	Chief Financial Officer (Principal Financial and Accounting Officer)	February 4, 2014

/s/ Samuel Saks* Samuel Saks, M.D.	Chief Development Officer and Member of the Board of Directors	February 4, 2014

/s/ Rod Ferguson* Rod Ferguson, Ph.D.	Member of the Board of Directors	February 4, 2014

/s/ Gerald Proehl* Gerald Proehl	Member of the Board of Directors	February 4, 2014

/s/ Sepehr Sarshar* Sepehr Sarshar, Ph.D.	Member of the Board of Directors	February 4, 2014

/s/ Phillip M. Schneider* Phillip M. Schneider	Member of the Board of Directors	February 4, 2014

/s/ Alex Zisson* Alex Zisson	Member of the Board of Directors	February 4, 2014

*pursuant to Power of Attorney

By:	/s/ Pratik Shah
Pratik Shah, Ph.D.

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1(1)	Power of Attorney.

24.2(2)	Power of Attorney.

24.3(3)	Power of Attorney.

(1)	Included on the signature page of Registration Statement on Form S-1 (File No. 333-193013), filed with the Securities and Exchange Commission on December 20, 2013, and incorporated herein by reference.

(2)	Included on the signature page of Registration Statement on Form S-1 (File No. 333-193013), filed with the Securities and Exchange Commission on January 10, 2014, and incorporated herein by reference.

(3)	Included on the signature page of Registration Statement on Form S-1 (File No. 333-193013), filed with the Securities and Exchange Commission on January 17, 2014, and incorporated herein by reference.